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                                                                    Exhibit 3.2

                Certificate of Amendment of Shochet Holding Corp.



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SHOCHET TRADING.COM INC.


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                         Pursuant to Section 241 of the
                       General Corporation Law of Delaware
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         The undersigned sole incorporator of Shochet Trading.com Inc.
("Corporation'), DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is Shochet Trading.com Inc.

         SECOND: The Corporation has not received any payment for any of its stock.

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article 1 in its entirety and by substituting the following new Article 1 in lieu thereof:

                  "1. The name of the Corporation is Shochet Holding Corp. (hereinafter sometimes called the "Corporation")."

         FOURTH: The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate under penalties of perjury that the matters set forth in this Certificate are the acts and deeds of the Corporation and the facts stated herein are true this 26th day of October, 1999.




                                             /s/ Danielle Ghorra
                                             ----------------------------------
                                             Danielle Ghorra, Sole Incorporator


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